Exhibit 99.1

LQR House Initiates Warrants Cancellation and Commits to Postpone Public Offerings for the Foreseeable Future

MIAMI BEACH, FL / ACCESSWIRE / December 20, 2023 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:LQR), a niche ecommerce platform specializing in the spirits and beverage industry, has declared a significant step by cancelling representative warrants to bolster shareholder confidence. The Company is also committing to a hiatus on offerings and capital raises, redirecting its efforts toward expanding its e-commerce presence and cultivating marketing partnerships. With approximately $8 million in cash reserves, LQR House believes that the Company can preserve cash flow, sustain business growth, and prioritize profitability.

On December 16, 2023, LQR House and designees of EF Hutton LLC (“EF Hutton”) entered into several agreements to cancel EF Hutton’s representative warrants to purchase a total of 9,335,696 shares of the Company’s common stock. These warrants had been issued to EF Hutton designees in three public offerings of the Company’s common stock completed since August 11, 2023, with exercise prices ranging from $5.00 per share to $0.07 per share, encompassing all outstanding warrants of the Company. In consideration for the cancellation, LQR House agreed to compensate EF Hutton designees a total of $60,000.

Given the current business environment, LQR House has also opted to delay further offerings and capital raises at this time, choosing instead to explore ventures that may enhance Company’s value. This strategic decision aligns with the Company’s dedication to prudent financial management and long-term value creation for its shareholders.

Sean Dollinger, Chief Executive of LQR House, emphasized the significance of this move, stating, “We believe, that canceling all outstanding warrants at a discount to the market price provides LQR House with a unique opportunity to enhance shareholder protection. This action actively prevents additional dilution, reinforcing our commitment to executing promises to our shareholders. With the completion of these transactions, LQR House is now warrant-free, which, we believe, helps alleviating investor concerns about the financial structure of the Company. In our view, this step allows them to focus on the strong fundamentals of our business. As LQR House continues its growth through product and service expansion, exploring various acquisition and business development opportunities, we anticipate that this move sets the stage for more favorable terms in future transactions with financial and strategic investors.”

About LQR House Inc.

LQR House intends to become a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, cwspirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate the consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role as an e-commerce leader, LQR House is a marketing agency with a specialized focus on the alcohol industry. The company measures campaign success by directly correlating it with sales on CWSpirits.com, demonstrating a proven return on investment. Backed by an influential network of over 550 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. LQR House intends to disrupt the traditional landscape of the alcohol industry, driven by its dedication to providing an unparalleled online purchasing experience and delivering tailored marketing solutions.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement on Form S-1 filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement on Form S-1 and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

info@lqrhouse.com

SOURCE: LQR House Inc.